EXHIBIT 10.1

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GMH COMMUNITIES, LP

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE LIMITED PARTNERSHIP INTERESTS DESCRIBED IN AND ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA.  ACCORDINGLY, NO SUCH LIMITED PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.  ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING PARTNER AND THE PARTNERSHIP TO LIABILITY.

INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  IN MAKING THE DECISION WHETHER TO BE A PARTNER IN THE PARTNERSHIP, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP AND THE TERMS OF THE LIMITED PARTNERSHIP INTERESTS.

TABLE OF CONTENTS

ARTICLE I	DEFINED TERMS
ARTICLE II	FORMATION OF PARTNERSHIP
2.01	Name, Office and Registered Agent
2.02	Partners
2.03	Term and Dissolution
2.04	Filing of Certificate and Perfection of Limited Partnership
2.05	Certificates Describing Partnership Units
ARTICLE III	BUSINESS OF THE PARTNERSHIP
ARTICLE IV	CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.01	Capital Contributions
4.02	Additional Capital Contributions and Issuances of Additional Partnership Interests
4.03	Additional Funding
4.04	Capital Accounts
4.05	Percentage Interests
4.06	No Interest on Contributions
4.07	Return of Capital Contributions
4.08	No Third Party Beneficiary
ARTICLE V	PROFITS AND LOSSES; DISTRIBUTIONS
5.01	Allocation of Profit and Loss
5.02	Distribution of Cash.
5.03	REIT Distribution Requirements
5.04	No Right to Distributions in Kind
5.05	Limitations on Return of Capital Contributions
5.06	Distributions Upon Liquidation
5.07	Target Final Balance
ARTICLE VI	RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER
6.01	Management of the Partnership
6.02	Delegation of Authority
6.03	Indemnification and Exculpation of Indemnitees

i

6.04	Liability of the General Partner
6.05	Partnership Obligations
6.06	Outside Activities
6.07	Employment or Retention of Affiliates
6.08	General Partner Activities
6.09	Title to Partnership Assets
6.10	Redemption of General Partner Partnership Units
6.11	REIT Protective Covenants
ARTICLE VII	CHANGES IN GENERAL PARTNER
7.01	Transfer of the General Partner’s Partnership Interest
7.02	Admission of a Substitute or Additional General Partner
7.03	Effect of Bankruptcy, Withdrawal, or Dissolution of a General Partner
7.04	Removal of the General Partner
ARTICLE VIII	RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
8.01	Management of the Partnership
8.02	Power of Attorney
8.03	Limitation on Liability of Limited Partners
8.04	Redemption Right
8.05	Registration
ARTICLE IX	TRANSFERS OF PARTNERSHIP INTERESTS
9.01	Purchase for Investment
9.02	Restrictions on Transfer of Partnership Interests
9.03	Admission of Substitute Limited Partner
9.04	Rights of Assignees of Partnership Interests
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner
9.06	Joint Ownership of Interests
ARTICLE X	BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
10.01	Books and Records
10.02	Custody of Partnership Funds; Bank Accounts

ii

10.03	Fiscal and Taxable Year
10.04	Annual Tax Information and Report
10.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments
10.06	Reports to Limited Partners
ARTICLE XI	AMENDMENT OF AGREEMENT; MERGER
ARTICLE XII	GENERAL PROVISIONS
12.01	Notices
12.02	Survival of Rights
12.03	Additional Documents
12.04	Severability
12.05	Entire Agreement
12.06	Pronouns and Plurals
12.07	Headings
12.08	Counterparts
12.09	Governing Law

Schedules and Exhibits

Schedule A	—	Partnership Units
Exhibit A	—	Notice of Exercise of Redemption Right
Exhibit B	—	FIRPTA Affidavit

iii

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GMH COMMUNITIES, LP

GMH COMMUNITIES, LP (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on May 21, 2004.  This Second Amended and Restated Agreement of Limited Partnership is hereby entered into as of the 2nd day of November, 2004, by and among GMH Communities GP Trust, a Delaware trust (the “General Partner”), and the initial Limited Partners set forth on the signature pages of this Agreement.

BACKGROUND

A.            The Partnership was originally governed by that certain Agreement of Limited Partnership, dated as of May 21, 2004, by and between GMH Communities GP, LLC (“GMH GP”), a Delaware limited liability company, as general partner, and Gary M. Holloway, a natural person, as limited partner.  The Partnership was thereafter reconstituted and governed by that certain Amended and Restated Limited Partnership Agreement of GMH Communities, LP, dated as of July 20, 2004, by and among GMH GP, as the Class A general partner, GMH LP LLC (“GMH LP”), a Delaware limited liability company, as the Class A limited partner, Vornado Community GP LLC (“VNO GP”), a Delaware limited liability company, as the Class B general partner, and Vornado Community LP LLC (“VNO LP”), a Delaware limited liability company, as the Class B limited partner (as amended by that certain First Amendment to Amended and Restated Limited Partnership Agreement, dated as of October 15, 2004, the “First Amended and Restated Partnership Agreement”).

B.            Pursuant to the right granted to them in the First Amended and Restated Partnership Agreement, GMH GP and GMH LP have on this date redeemed the entire interest of VNO GP and VNO LP in the Partnership in accordance with the First Amended and Restated Partnership Agreement and caused VNO GP and VNO LP to assign all of their interests in the Partnership to the Partnership in exchange for the redemption price set forth in the First Amended and Restated Partnership Agreement (a portion of which will be retained by the Partnership on account of the exercise of a warrant held by Affiliates of VNO GP and VNO LP that was exercised simultaneously with the redemption).

C.            Immediately following such redemption, (i) GMH LP assigned its interests in the Partnership to the Partnership in exchange for the limited partnership interests to be issued pursuant to this Agreement, whereupon GMH LP dissolved and distributed its right to receive such limited partnership interests to its members, (ii) GMH GP caused the Partnership to admit the General Partner as the new sole general partner of the Partnership and then GMH GP withdrew as a partner from the Partnership, and (iii) the General Partner caused certain formation transactions to occur to again reconstitute the Partnership, including without limitation closing on certain contribution transactions with certain of the new Limited Partners and closing on the exercise of the warrant described above.

D.            The General Partner and the initial Limited Partners set forth on the signature pages of this Agreement now desire to amend and restate the partnership agreement of the Partnership.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

The following defined terms used in this Agreement have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Additional Securities” has the meaning set forth in Section 4.02(a) hereof.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) any administrative or operating costs and expenses of the General Partner, including any salaries or other payments to trustees, directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner (other than costs and expenses relating to any properties or other investments held directly by the General Partner), and (iii) to the extent not included in clause (i) or (ii) above, REIT Expenses, provided however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Company that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the Company other than through its ownership interest in the Partnership.

“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner.  The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on the books and records of the Company.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of GMH Communities, LP.

“Board of Trustees” means the Board of Trustees of the Company.

“Capital Account” has the meaning provided in Section 4.04 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.  Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means GMH Communities Trust, a Maryland real estate investment trust.

“Contribution Agreements” means, with respect to any Limited Partner, the agreement(s), if any, pursuant to which such Limited Partner agreed to contribute assets or property owned by such Limited Partner to the Partnership in consideration for Partnership Units, whether entered into before, at or after the date hereof.

“Conversion Factor” means 1.0, provided that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the Company shall become General Partner pursuant to any merger, consolidation or combination of the Company with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the Company receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Declaration of Trust” means the Declaration of Trust of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Defaulting Limited Partner” has the meaning set forth in Section 5.02(c).

“Direct Conversion Units” has the meaning set forth in Section 8.04(c).

“Direct Conversion Units Redemption Date” has the meaning set forth in Section 8.04(c).

“Distributable Amount” has the meaning set forth in Section 5.02(c).

“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Exempt Transfer” has the meaning set forth in Section 9.02(c).

“General Partner” means GMH Communities GP Trust, a Delaware trust, and any Person who becomes a substitute or additional general partner as provided herein, and any of their successors as General Partner.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.

“Holloway Group” has the meaning set forth in the Declaration of Trust.

“Indemnified Party” has the meaning set forth in Section 8.05(f).

“Indemnifying Party” has the meaning set forth in Section 8.05(f).

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the Company, the General Partner or a trustee, officer, manager or employee of the Company, the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the Company, General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Independent Trustee” means a person who is a trustee of the Company and who is not an officer or employee of the Company, General Partner, Partnership or an Affiliate thereof, a lessee of any Property, or in certain circumstances as set forth in the Listing Requirements of the NYSE, a Limited Partner.

“Limited Partner” means any Person named as a Limited Partner on the books and records of the Partnership, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner that is a limited partnership interest, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“Loss” has the meaning provided in Section 5.01(g) hereof.

“Majority in Interest” of the Limited Partners means Limited Partners holding a majority of the Limited Partnership Interests.

“NYSE” means the New York Stock Exchange.

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“Offer” has the meaning set forth in Section 7.01(b) hereof.

“Partner” means any General Partner or Limited Partner.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i).  A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means GMH Communities, LP, a Delaware limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Loan” has the meaning set forth in Section 5.02(c).

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d).  In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of the Partners issued hereunder.  The allocation of Partnership Units among the Partners shall be as set forth on the books and records of the Partnership, as may be amended from time to time.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.  The Percentage Interest of each Partner shall be as set forth on the books and records of the Partnership, as may be amended from time to time.

“Person” means any individual, general partnership, limited partnership, corporation, joint venture, trust, limited liability company, cooperative, association, unincorporated organization, benefit plan or governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof.

“Profit” has the meaning provided in Section 5.01(g) hereof.

“Property” means any property or other investment in which the Partnership holds an ownership interest, either directly or through a Subsidiary.

“Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as determined in accordance with Section 8.04(b) hereof.

“Redemption Right” has the meaning provided in Section 8.04(a) hereof.

“Redemption Shares” is defined in Section 8.05(a) hereof.

“Redeeming Limited Partner” has the meaning provided in Section 8.04(a) hereof.

“Registration Statement” is defined in Section 8.05(a) hereof.

“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time.  Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of the Company, (ii) costs and expenses relating to any private or public offering and registration of securities by the Company, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting and other discounts and selling commissions applicable to any such offering of securities, all expenses incident to filing with the National Association of Securities Dealers, Inc., registration fees, printing expenses, accounting and legal fees and expenses, except to the extent holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Company, accounting expenses incident to or required by any such registration or qualification, expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, initial purchasers or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the Company, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Company under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a common share of beneficial interest, $0.001 par value per share of the Company (or Successor Entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Limited Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Restriction Notice” has the meaning set forth in Section 8.04(g).

“S-3 Eligible Date” is defined in Section 8.05(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the Internal Revenue Service.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the Company or the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation, partnership, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company in which the Company, a wholly-owned subsidiary of the Company or the Partnership owns a partnership interest or membership interest.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein.

“Surviving Company” has the meaning set forth in Section 7.01(c) hereof.

“Target Final Balances” has the meaning set forth in Section 5.07 hereof.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter interdealer quotation system on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 7.01(b) hereof.

“Transfer” has the meaning set forth in Section 9.02(a) hereof.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation.  The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on any securities exchange, including the NYSE, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange, including the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the security is not listed or admitted to trading on any securities exchange, including the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.  In the event the security includes any additional rights, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Withheld Amount” has the meaning set forth in Section 5.02(c).

“Withholding Tax Loan” has the meaning set forth in Section 5.02(c).

ARTICLE II

FORMATION OF PARTNERSHIP

2.01        Name, Office and Registered Agent.  The name of the Partnership is GMH COMMUNITIES, LP.  The specified office and place of business of the Partnership shall be 10 Campus Boulevard, Newtown Square, Pennsylvania 19073.  The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.  The name of the Partnership’s registered agent is Incorporating Services, Ltd., whose business address is 15 East North Street, Dover, Delaware 19903.  The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.02        Partners.

(a)           The General Partner of the Partnership is GMH Communities GP Trust, a wholly owned subsidiary of the Company.  The General Partner’s principal place of business is the same as that of the Partnership.

(b)           The Limited Partners are those Persons identified as Limited Partners on the books and records of the Partnership, as amended from time to time.  The initial Limited Partners are identified on the signature pages to this Agreement, and any subsequent Limited Partners shall be admitted in accordance with Articles IV and IX of this Agreement.

2.03        Term and Dissolution.

(a)           The Partnership’s existence shall be perpetual, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)            The occurrence of an Event of Bankruptcy of the General Partner or the dissolution, removal or withdrawal of the General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if the General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and its partners comply with any other applicable requirements of this Agreement;

(ii)           The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

(iii)          The redemption of all Limited Partnership Interests (other than the Limited Partnership Interests held by the Company); or

(iv)          The election by the General Partner that the Partnership should be dissolved.

(b)           Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof.  Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.04        Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file at the expense of the Partnership any Certificate, and any and all amendments thereto, and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.05        Certificates Describing Partnership Units.  At the request of a Limited Partner, the General Partner, at its option, may issue a certificate representing the number of Partnership Units owned by such Limited Partner.  Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable.  The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of GMH Communities, LP, a Delaware limited partnership, as amended from time to time.

ARTICLE III

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.  In connection with the foregoing, and without limiting the Company’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the Company’s status as a REIT and the avoidance of income and excise taxes on the Company inures to the benefit of all the Partners and not solely to the Company.  Notwithstanding the foregoing, the

Limited Partners agree that the Company may terminate its status as a REIT under the Code at any time.  The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01        Capital Contributions.  The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests as set forth opposite their names on the books and records of the Partnership, as may be amended from time to time.

4.02        Additional Capital Contributions and Issuances of Additional Partnership Interests.  Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.  The General Partner and/or the Company may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

(a)           Issuances of Additional Partnership Interests.

(i)            General.  The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner and the Company) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners.  Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partnership Interests, all of which as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner or the Company unless:

(1)           (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the Company, which shares or interests shall have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner and/or the Company by the Partnership in accordance with this Section 4.02 and (B) the General Partner and/or the Company shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the Company from the issuance of such shares of beneficial interest of or other interests in the Company;

(2)           the additional Partnership Interests are issued in exchange for property owned by the Company or the General Partner, as the case may be, with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)           the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company, the General Partner and the Partnership.

(ii)           Upon Issuance of Additional Securities.  The Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.04 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the Company Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership.  Without limiting the foregoing, the Company is expressly authorized to issue Additional Securities for less than fair market value, and, upon such issuance, the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the Company, the General Partner and the Partnership and (y) the Company contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise.  For example, in the event the Company issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)           Certain Contributions of Proceeds of Issuance of REIT Shares.  In connection with any and all issuances of REIT Shares, the Company shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the Company are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Company shall make a Capital Contribution of such net proceeds to the Partnership but solely for the purpose of determining its Percentage Interest, the Company shall be deemed to receive additional Partnership Units with a value equal to the aggregate amount of the gross proceeds of such issuance pursuant to Section 4.02(a) hereof.  Upon any such Capital Contribution by the Company, the Company’s Capital Account shall be increased by the actual amount of its Capital Contribution pursuant to Section 4.04 hereof.

(c)           Company Repurchase of Capital Stock.  If the Company shall repurchase shares of any class of the Company’s capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the Company by the Partnership pursuant to Section 6.10 hereof and the General Partner shall cause the Partnership to repurchase a number of Partnership Interests of the appropriate class held by the Company equal to the quotient of the number of such shares of the Company’s capital stock divided by the Conversion Factor in accordance with the provisions set forth in Section 6.10.

4.03        Additional Funding.  If the General Partner determines that it is in the best interest of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the Company, the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04        Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership grants more than a de minimis Partnership Interest as consideration for the provision of services to or for the benefit of the Partnership by a Partner acting in a partner capacity or by a new Partner acting in a partner capacity or in anticipation of being a Partner, or (iv) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner may revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).  When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.  Notwithstanding any provision contained herein to the contrary, no Partner shall be required to restore any negative balance in its Capital Account.  As of the date hereof, the Capital Account balances of the Partners are set forth on Schedule A.

4.05        Percentage Interests.  If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease.  If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the portion of the year ending on the day when the Partnership’s property is revalued by the General Partner and the portion of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each portion.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs.  The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.  The General Partner shall amend Schedule A accordingly.

4.06        No Interest on Contributions.  No Partner shall be entitled to interest on its Capital Contribution.

4.07        Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08        No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

PROFITS AND LOSSES; DISTRIBUTIONS

5.01        Allocation of Profit and Loss.

(a)           Profit.  Profit of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b)           Loss.  Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(c)           Minimum Gain Chargeback.  Notwithstanding any provision to the contrary, and except as otherwise provided in any Contribution Agreement, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be (x) to the extent of the gain that would be allocated to the Partner under Section 704(c) upon a sale of the property of the Partnership, the amount of such gain, and (y) to the extent that the nonrecourse liabilities exceed the amount allocated under clause (x), each Partner’s Percentage Interest.

(d)           Qualified Income Offset.  If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(e)           Capital Account Deficits.  Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.  Any Loss in excess of that limitation shall be allocated to the General Partner.  After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit shall first be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.01(e).

(f)            Allocations Between Transferor and Transferee.  If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(g)           Definition of Profit and Loss.  “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), 5.01(d) or 5.01(e). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). Unless otherwise agreed with a contributing Limited Partner, the Partnership shall use the traditional method for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to the properties acquired by the Partnership on or before the date hereof and, with respect to other properties subsequently acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

5.02        Distribution of Cash.

(a)           Subject to Section 5.02(c) hereof and except with respect to distributions in connection with a liquidation of the Partnership pursuant to Section 5.06(a), the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date.

(b)           If a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(c)           Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the “Distributable Amount”) equals or exceeds the amount required to be withheld by the Partnership (the “Withheld Amount”), the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority.  A Partnership Loan shall be repaid upon the demand of the Partnership or, in the alternative, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee.  In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner or Company, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner.  In such event, on the date of payment, the General Partner or Company, as the case may be, shall be deemed to have extended a loan (a “Withholding Tax Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner or Company and shall succeed to all rights and remedies of the

Partnership against the Defaulting Limited Partner as to that amount.  Without limitation, the General Partner or Company shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the Withholding Tax Loan has been paid in full, and any such distributions so received by the General Partner or Company shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner or Company.

Any amounts treated as a Partnership Loan or a Withholding Tax Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership, the General Partner or Company, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d)           In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed if the effect of the distribution with respect to the Partnership Unit would be to result in receipt by the Partner (in its capacity as a shareholder of the Company as well as in its capacity as a Partner) of a larger distribution than the Partner would have received if it had only been a Partner in the Partnership for the entire period to which the distribution relates.

5.03        REIT Distribution Requirements.  The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company to pay shareholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the Company elects to retain and pay income tax on its net capital gain.

5.04        No Right to Distributions in Kind.  No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05        Limitations on Return of Capital Contributions.  Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.06        Distributions Upon Liquidation.

(a)           Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances.

(b)           Immediately prior to making a liquidating distribution, if the Company has made a Capital Contribution to the Partnership for which the Company was deemed to receive under Section 4.20(b) additional Partnership Units for purposes of determining its Percentage Interest, the Company shall be allocated Profit or items of gross income or gain so that the ratio of its Capital Account to the Capital Accounts of all other Partners is proportionate to its deemed Percentage Interest.

(c)           Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).  To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.07        Target Final Balance.  The allocation provisions of this Agreement are intended to produce final Capital Account balances that are at levels (“Target Final Balances”) that permit liquidating distributions that are made in accordance with such final Capital Account balances to be equal to the distributions that would occur under Section 5.02 hereof if such liquidating proceeds were distributed pursuant to Section 5.02.  To the extent that the allocation provisions of this Agreement would not produce the Target Final Balances, the Partners agree to take such actions as are necessary to amend such allocation provisions to produce such Target Final Balances.  In furtherance of the foregoing, the General Partner is expressly authorized and directed to make such allocations of gain, loss and deduction (including items of gross income, gain, loss and deduction) in the year of liquidation of the Company so as to cause the Capital Accounts of the Partners that determine the amounts that are distributed to the Partners under Section 5.02 to be equal to the Target Final Balances.

ARTICLE VI

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.01        Management of the Partnership.

(a)           Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)            to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

(ii)           to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)          to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)           to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)          to guarantee or become a co-maker of indebtedness of any Subsidiary of the Company, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)         to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership, any Subsidiary of either or their Affiliates, to third parties or to the General Partner as set forth in this Agreement;

(viii)        to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)           to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(x)            to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)           to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)          to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)         to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)        to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv)         to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)        to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)       to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)      to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)         to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(xxi)         to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxii)        to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT, unless the Company voluntarily terminates its REIT status, and all actions consistent with avoiding entity level tax on the Company for so long as it elects to qualify as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)           Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02        Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03        Indemnification and Exculpation of Indemnitees.

(a)           The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a).  The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a).  Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)           The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)           The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)           The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.04        Liability of the General Partner.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.  The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)           The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s securityholders (including the Company’s shareholders) collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  In the event of a conflict between the interests of the securityholders of the General Partner (including the Company’s shareholders) on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the securityholders of the General Partner (including the Company’s shareholders) or the Limited Partners; provided, however, that for so long as the General Partner and Company own a majority of the Partnership Units, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the securityholders of the General Partner (including the Company’s shareholders) or the Limited Partners shall be resolved in favor of the securityholders of the General Partner (including the Company’s shareholders).  The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)           Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)           Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to prevent the Company from incurring any taxes under

Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)           Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05        Partnership Obligations.

(a)           Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)           All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership.  In the event that any such reimbursement made by the General Partner is treated as gross income of the General Partner for purposes of Section 856 of the Code, the Partnership shall treat such reimbursement as a guaranteed payment to the General Partner within the meaning of Section 707(c) of the Code.

6.06        Outside Activities.  Subject to Section 6.08 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate, shareholder or holder of beneficial interest of the General Partner and the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.  Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities.  None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.07        Employment or Retention of Affiliates.

(a)           Any Affiliate of the General Partner or the Company may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b)           The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)           The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

6.08        General Partner Activities.  The General Partner agrees that all business activities of the Company and the General Partner, including activities pertaining to the acquisition, development or ownership of real property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner may make a direct acquisition, if and only if, such acquisition is made in connection with the issuance of Additional Securities, and such direct acquisition and issuance have been approved and determined to be in the best interests of the Company, the General Partner and the Partnership by a majority of the Independent Trustees.

6.09        Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10        Redemption of General Partner Partnership Units.  In the event the Company redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the Company a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such REIT Shares.  Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the Company to acquire an equal number of Partnership Units held by the Company.  In the event any REIT Shares are redeemed by the Company pursuant to such offer, the Partnership shall redeem an equivalent number of the Company’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

6.11        REIT Protective Covenants.  From and after November 15, 2004 and except with respect to Section 6.11(d), until the date on which (A) the Holder (as defined in the Warrant) has no direct or indirect interest in the Partnership (other than by or through a taxable REIT subsidiary), (B) the Holder owns no warrant or other right to acquire any interest in the Partnership and (C) the Holder’s aggregate ownership of interests in the Partnership and the Company represents less than 5% of the value of the Partnership (in all such cases, taking into account any options or other rights to acquire such interests) (the “Partnership Restricted Period”), the General Partner shall operate and manage the Partnership in compliance with all requirements of Part II of Subchapter M of Chapter 1 of Subtitle A of the Code (or any successor or similar provisions thereto) such that, if at any time after November 15, 2004, the Partnership were treated as a corporation for federal income tax purposes and were to elect REIT status under Section 856(c) of the Code, the Partnership would qualify as a REIT within the meaning of Section 856 of the Code (determined by (i) assuming that the first taxable year of the Partnership and its subsidiaries commences on November 15, 2004 and that their final taxable year ends on the date of the expiration of the Partnership Restricted Period (unless actions taken by the Partnership prior to such date would, without regard to actions taken following such date, have prevented the Partnership from qualifying as a REIT for the taxable year which includes such date (but assuming that such taxable year begins no earlier than November 15, 2004)), (ii) treating each entity that is treated as a corporation for federal income tax purposes in which the Partnership has a direct or indirect interest as having made a joint TRS election under Section 856(l) of the Code with respect to the Partnership to the extent necessary to avoid a REIT qualification issue, so long as the provisions of clause (e) have been complied with and (iii) assuming that the Partnership satisfies the requirements of Section 856(a)(5) and Section 856(a)(6) of the Code. From and after the IPO Date (as defined in the Warrant issued by the Company and the Partnership to Vornado Realty L.P., a Delaware limited partnership, dated as of July 27, 2004, as amended (the “Warrant”)) and until the date on which (A) the Holder has no direct or indirect interest in the Partnership (other than by or through a taxable REIT subsidiary), (B) the Holder owns no warrant or other right to acquire any interest in the Partnership and (C) the Holder’s aggregate ownership of interests in the Partnership and the Company represents less than 5% by value of the value of the Partnership (in all such cases, taking into account any options or other rights to acquire such interests) (the “Company Restricted Period”), the Company shall be operated and managed in compliance with all requirements of Part II of Subchapter M of Chapter 1 of Subtitle A of the Code (or any successor or similar provisions thereto) such that the Company will qualify as a REIT within the meaning of Section 856 of the Code; except as may result from any actions taken following the Partnership Restricted Period. Without limiting the generality of the foregoing two sentences, each of the Company and the Partnership and the General Partner agrees, for the benefit of the Holder, that during the Partnership Restricted Period (in the case of the Partnership and the General Partner) and during the Company Restricted Period (in the case of the Company), neither the Company, the Partnership nor General Partner shall act, directly or indirectly, in any manner that would result in violation of any of clauses (a) through (h) below without the prior written consent of the Holder. Except as specifically provided otherwise in clause (b), for purposes of clauses (a) through (h) below, references to the Partnership shall include any corporation, partnership, limited liability company or other entity in which the Partnership has a direct or indirect interest.

Except as may be otherwise agreed to in writing by the Tax Director of Vornado (as defined in the Warrant):

(a)           Neither the Company nor the Partnership shall own, directly or indirectly, any securities (including, without limitation, stock, partnership or membership interests or indebtedness of a corporation, partnership or limited liability company) other than Excluded Securities (as defined below). “Excluded Securities” shall mean (i) (A) an equity interest in a partnership or limited liability company that is treated as a partnership or disregarded entity for federal income tax purposes (other than an interest in a partnership or limited liability company listed on such schedules as may be provided by the Holder to the Company or the Partnership from time to time by written notice (provided, however, that it shall not be a violation of this clause (a) where the Company or the Partnership owns, directly or indirectly, an interest in a partnership or limited liability company listed on such schedules where such interest was owned, directly or indirectly, by the Company or the Partnership (as the case may be) prior to the time at which the Company or the Partnership (as the case may be) received written notice adding such entity to such schedules, so long as the Company or the Partnership (as the case may be) disposes of its interest in such entity within thirty (30) days after receiving such notice), or (B) an interest in an entity that is treated as a corporation for federal income tax purposes and (1) as to which the Partnership intends that the Company will make “taxable REIT subsidiary” election under Section 856(l) of the Code after the IPO Date, so long as the provisions of clause (e) have been complied with or (2) with respect to which the Company has made such an election after the IPO Date (and such election is valid), so long as the provisions of clause (e) have been complied with, (ii) stock in an entity that is a real estate investment trust for federal income tax purposes, (iii) a mortgage loan that is secured by real property with a value, as of the date of acquisition, in excess of the amount of such loan and (iv) assets constituting real estate assets, cash, cash items or government securities for purposes of Section 856(c)(4)(A) of the Code.

(b)           Neither the Company nor the Partnership shall hold, directly or indirectly (other than solely through an interest in an entity that is treated as a corporation for U.S. federal income tax purposes), any (i) stock in trade or other property of a kind that would properly be includable in inventory at hand at the close of a taxable year or (ii) property held primarily for sale to customers in the ordinary course of a trade or business. For purposes of this clause (b), the term “partnership” shall not include any entity that is treated as a corporation for federal income tax purposes.

(c)           Neither the Company nor the Partnership shall hold, directly or indirectly, any REMIC residual interests.

(d)           Neither the Company nor the Partnership shall provide services to tenants of the properties in which the Company or the Partnership owns a direct or indirect interest other than (i) services (other than Excluded Services (as defined below)) that are customarily furnished by landlords in the same geographical area to tenants of or with respect to properties of similar type and class in connection with the rental of space for occupancy only, (ii) through (A) an “independent contractor” (as defined below) or (B) an entity that is treated as a corporation for federal income tax purposes and (1) as to which the Partnership intends that the Company will make a “taxable REIT subsidiary” election under Section 856(l) of the Code after the IPO Date, so long as the provisions of clause (e) have been complied with or (2) with respect to which the Company has made such an election after the IPO Date (and such election is valid), so long as the provisions of clause (e) have been complied with, or (iii) through any entity listed on such schedules as may be provided by the Holder to the Company or the Partnership from time to time by written notice. An entity or individual shall be treated as an independent contractor if it (i) is not owned directly or indirectly by the Company or the Partnership and from which neither the Company nor the Partnership derives any income and (ii) is listed on a schedule provided by the Company or the Partnership within ten (10) Business Days after the date hereof by written notice (or from time to time thereafter) to the Tax Director of Vornado (or such other person identified by Vornado), provided that the Tax Director of Vornado (or such other person) does not object to such person with ten (10) Business Days after receiving such notice. “Excluded Services” shall mean (i) cleaning services (other than in common areas), (ii) “power space” services, (iii) conference room services, (iv) catering services, (v) telecommunications services or (vi) any other services provided within a tenant’s premises (other than maintenance services provided for the Company or the Partnership’s benefit, services such as the provision of lighting, heat, air conditioning, internet hook-ups and similar services (in each case, to the extent customarily provided to tenants by owners of rental properties of a similar class and located in the same geographic areas)).

(e)           For so long as a member of the Holder holds any direct or indirect interest in the Partnership, the Partnership shall not hold an ownership interest in any entity that is a corporation for U.S. federal income tax purposes without providing the Holder with the opportunity to make a taxable REIT subsidiary election under Section 856(1) with respect to such entity (and if the Holder so elects, the Partnership shall cause such entity to join in such election) by providing notice to the Tax Director of Vornado (or such other person identified by Vornado) within 10 business days of acquiring an interest in such entity and allowing the members of the Holder at least 30 business days to choose to make such an election.

(f)            No taxable REIT subsidiary of the Company or the Partnership shall operate property as a lodging facility (within the meaning of Section 856(d)(9)(D)(ii) of the Code) or a health care facility (within the meaning of Section 856(e)(6)(D)(ii)), provided, however, that if the Internal Revenue Service issues a private ruling to the Company concluding that the management of student housing properties that offer short-term summer leasing arrangements would not constitute the operation of a lodging facility (within the meaning of Section 856(d)(9)(D)(ii) of the Code) and such ruling is applicable to any partner in the Partnership that qualifies as a REIT, a taxable REIT subsidiary of the Company or the Partnership shall be permitted to operate or manage such properties.  Neither the Company nor the Partnership shall (i)  rent property for an amount based on income or profits of the tenant except to the extent that gross income (as determined under the provisions of the Code relating to the REIT gross income tests) from such rent, together with all other income not qualifying under

Section 856(c)(2) of the Code, does not exceed 5% of the gross income of the Partnership or the Company for any taxable year, and (ii) enter into any arrangement whereby the Company or the Partnership will derive income from a person listed on such schedules as may be provided by the Holder to the Company or the Partnership from time to time by written notice (provided that it shall not be a violation of this clause (f) where the Company or the Partnership (as the case may be) derives income from a person listed on such schedules as a result of arrangements in place prior to the time at which the Company or the Partnership (as the case may be) received written notice identifying such person on such schedules, so long as the Company or the Partnership (as the case may be) ceases to derive income from such person within thirty (30) days after receiving such notice.

(g)           During the Partnership Restricted Period, the Partnership shall, and during the Company Restricted Period, the Company shall, deliver to the Holder, at such times as may reasonably be requested by the Holder (at least on a quarterly basis), a certificate or certificates signed by General Partner (in the case of the Partnership) or an appropriate officer of the Company (in the case of the Company) to the effect that the Company or the Partnership (as the case may be) has complied with the agreements set forth in this Section 6.11. In addition, the Company, General Partner and the Partnership shall cooperate with the Holder, including, without limitation, by providing information and documents within their respective control relating to the income and assets of the Company and the Partnership, even if the Holder at such time no longer holds an interest in the Company or the Partnership, in addressing issues raised by any taxing authority in any audit or similar proceeding relating to the Holder that relates to or arises out of the Holder’s investment in the Partnership.

(h)           The Company and the Partnership will, upon the request of the Holder, enter into a Trust Agreement substantially in the form attached as Exhibit A to the Partnership Agreement, as may be modified by the Holder from time to time to the extent the Holder determines reasonably necessary to comply with any guidance issued by the Internal Revenue Service.

(i)            Notwithstanding the other provisions of this Section 6.11, neither the General Partner nor the Partnership will be responsible for any failure to comply with such provisions resulting from (A) the deemed treatment of rents as described in Section 856(d)(2)(B) of the Code where such rents would not be treated as rents described in Section 856(d)(2)(B) of the Code with respect to the Company or (B) the ownership, either directly or under the attribution rules of Section 856(d)(5) of the Code, by the Holder of a direct or indirect interest in any entity identified to the Tax Director of Vornado (or such other person identified by Vornado) in a written notice provided by the Partnership, where such Tax Director (or such other person) did not reasonably object in writing within ten (10) Business Days of receipt of written notice from the Partnership to the entering into by the Partnership or any of its Affiliates (as defined in the Warrant) of a lease or similar arrangement with respect to such entity or the use of such entity by the Partnership or any of its Affiliates (as defined in the Warrant) as an “independent contractor” (determined as though the Partnership were a REIT) within the meaning of Section 856(d)(3) of the Code.

(j)            If either the Company or the Partnership during the Company Restricted Period and the Partnership Restricted Period, respectively, or General Partner fails to satisfy its obligations under this Section 6.11 and, as a result of such failure, the Holder (1) fails to maintain its qualification as a REIT or (2) otherwise incurs any liability for any tax, penalty or similar charges), the Company and the Partnership shall indemnify the Holder for all losses, damages, liabilities, costs and expenses (including, without limitation, the loss of any deduction or other tax benefit) attributable to such failure, including without limitation, the loss of REIT status (whether or not such any such losses, damages, liabilities costs or other expenses arise during or after the Company Restricted Period or the Partnership Restricted Period).

(k)           None of the management contracts listed on Schedule 5 to Exhibit A of the Contribution Agreement dated as of July 24, 2004, by and among the Partnership, GMH GP and GMH LP (the “Management Agreements”) shall be contributed to the Partnership at any time during which the Holder (as defined in the Warrant) holds its interest in the Partnership through a taxable REIT subsidiary; provided, however, that if the Internal Revenue Service issues a private ruling to the Partnership or the Company concluding that the management of student housing properties that offer short-term summer leasing arrangements would not constitute the operation of a lodging facility (within the meaning of Section 856(d)(9)(ii) of the Code) and such ruling is applicable to any partner in the Partnership that qualifies as a REIT, one or more of the Management Contracts may be contributed to the Partnership or a taxable REIT subsidiary of the Partnership.  From and after the date hereof, to the extent that the owner of the Management Contracts and the Partnership share employees with respect to the provision of services under the Management Contracts, the Partnership and such owner shall have in place an employee sharing agreement reasonable acceptable to the Holder, to be dated as of the date hereof, which provides that each of the owner and the Partnership shall bear their respective share of the overhead and expense with respect to such employees; provided, that each of the Partnership and the owner shall reimburse the other party to the extent it receives written notice that such other party has paid more than its share of such expenses.  Any such reimbursement shall be made within 10 business days after receipt of such notice.

ARTICLE VII

CHANGES IN GENERAL PARTNER

7.01        Transfer of the General Partner’s Partnership Interest.

(a)           The General Partner shall not transfer all or any portion of its Partnership Interest or withdraw as the General Partner except as provided in or in connection with a transaction contemplated by Section 7.01(b), (c) or (d).

(b)           Except as otherwise provided in Section 7.01(c) or (d) hereof, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Company’s state of incorporation or organizational form), in each case which results in a change of control of the Company (a “Transaction”), unless at least one of the following conditions is met:

(i)            the consent of a Majority in Interest (other than the Company or any Subsidiary of the Company) is obtained;

(ii)           as a result of such Transaction, all Limited Partners will receive, or have the right to receive, for each Partnership Unit an amount of cash, securities or other property equal in value to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration for one REIT Share; provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii)          the Company is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the Company or any Subsidiary) receive an amount of cash, securities or other property having a value (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property having a value (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(c)           Notwithstanding anything set forth in Section 7.01(b), the Company may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Company”), other than Partnership Units held by the Company, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Company in good faith and (ii) the Surviving Company expressly agrees to assume all obligations of the General Partner hereunder.  Upon such contribution and assumption, the Surviving Company shall have the right and duty to amend this Agreement as set forth in this Section 7.01(c).  The Surviving Company shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.  Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation.  Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor.  The Surviving Company also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.04 hereof so as to approximate the existing rights and obligations set forth in Section 8.04 as closely as reasonably possible.  The above provisions of this Section 7.01(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with and subject in all respects to the exercise of the Board of Trustees’ fiduciary duties to the shareholders of the Company under applicable law.

(d)           Notwithstanding anything in this Article VII,

(i)            the General Partner may transfer all or any portion of its General Partnership Interest to (A) any wholly-owned Subsidiary of the General Partner or (B) a parent company of the General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)           the General Partner or the Company may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the REIT Shares are listed or traded.

7.02        Admission of a Substitute or Additional General Partner.  A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)           the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

(b)           if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)           counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03        Effect of Bankruptcy, Withdrawal, or Dissolution of a General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof.  The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)           Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a Majority in Interest.  If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.04        Removal of the General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed automatically; provided, however, that if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.  The Limited Partners may not remove the General Partner, with or without cause.

(b)           If the General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, the General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Majority in Interest in accordance with Section 7.03(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.02 hereof.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest (excluding the General Partner) within 10 days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest each shall select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)           The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

(d)           All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section.

ARTICLE VIII

RIGHTS AND OBLIGATIONS
OF THE LIMITED PARTNERS

8.01        Management of the Partnership.  The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.02        Power of Attorney.  Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.03        Limitation on Liability of Limited Partners.  No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder.  After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04        Redemption Right.

(a)           Subject to Sections 8.04(b) through (g), and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them and any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner, each Limited Partner, other than the Company or the General Partner, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units that have been held by such Limited Partner for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion) at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership.  The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the REIT Shares Amount, provided, further, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the Partnership Units subject to the Notice of Redemption.  A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner.  The Redeeming Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)           Notwithstanding the provisions of Section 8.04(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the

Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as may be elected by the Company (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the Company shall acquire the Partnership Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such acquired Partnership Units.  If the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption.  In the event the Company shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership, the Company and the General Partner shall treat the transaction between the Company and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Partnership Units to the Company.  Each Redeeming Limited Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c)           Notwithstanding the provisions of Sections 8.04(a) and 8.04(b), with respect to an amount of Partnership Units owned by the Holloway Group (as defined in the Declaration of the Trust) as of the date hereof which, if converted into REIT Shares, would not result in the Holloway Group owning, directly or under applicable ownership attribution rules (as described in the Declaration of Trust) applicable to the Holloway Group, REIT Shares in excess of the Ownership Limitation (as defined in the Declaration of Trust) applicable to the Holloway Group (the “Direct Conversion Units”) or an amount that would cause the Company to fail to qualify as a REIT under the Code, the Holloway Group shall have the right to require the Partnership to redeem, on a date that is five Business Days after the Partnership’s receipt of a Notice of Redemption (“Direct Conversion Units Redemption Date”), all or a portion of the Direct Conversion Units that have been held by the Holloway Group for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion) at a redemption price equal to and in the form of the REIT Shares Amount (determined by substituting “5” for “60” in the definition of Specified Redemption Date); provided, however, upon the Holloway Group’s exercise of such right, it shall be deemed to have offered to sell the Direct Conversion Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Holloway Group the REIT Shares Amount on the Direct Conversion Units Redemption Date, whereupon the Company shall acquire the Partnership Units offered for redemption by the Holloway Group and shall be treated for all purposes of this Agreement as the owner of such acquired Partnership Units; provided, further, (i) the Holloway Group may not exercise its right under this Section 8.04(c) to convert Direct Conversion Units into the REIT Shares Amount for an amount of Partnership Units less than an amount that would qualify as a “block transfer” within the meaning of Regulations Section 1.7704-1(e)(2), (ii) the number of Direct Conversion Units as to which the Holloway Group has the rights provided in this Section 8.04(c) shall be reduced by the number of Partnership Units previously transferred (whether by sale, redemption or otherwise) by the Holloway Group and (iii) the Holloway Group may not exercise the right under this Section 8.04(c) if the Company determines that the exercise of such right would prevent the Company from qualifying as a REIT under the Code or would cause the Company to incur additional tax under Section 857 or 4981 of the Code.  The rights provided in this Section 8.04(c) shall not be transferable.  If the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.04(c) with respect to such Notice of Redemption, it shall so notify the Holloway Group within two Business Days after the receipt by the General Partner of such Notice of Redemption.  In the event the Company shall exercise its right to purchase Partnership Units with respect to the exercise of such Redemption Right, the Partnership shall have no obligation to pay any amount to the Holloway Group with respect to its exercise of such Redemption Right, and each of the Holloway Group, the Partnership and the Company shall treat the transaction between the Company and the Holloway Group for federal income tax purposes as a sale of the Holloway Group’s Partnership Units to the Company.  The Holloway Group agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(d)           Notwithstanding the provisions of Sections 8.04(a), 8.04(b) and 8.04(c), a Limited Partner shall not be entitled to exercise the Redemption Right if, in the case of Section 8.04(b), the delivery of REIT Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.04(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.04(b)) and, in the case of Section 8.04(c), the delivery of REIT Shares to the Holloway Group on the Direct Conversion Units Redemption Date by the Company pursuant to Section 8.04(c), would (i) result in such Partner or any other Person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Declaration of Trust and calculated in accordance therewith, except as provided in the Declaration of Trust), (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company’s, General Partner’s, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) be likely to cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares or Partnership Units for purposes of complying with the registration provisions of the Securities Act.  The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.04(d).

(e)           Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount.  Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued.  Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

(f)            Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right.  If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit B.  If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Redemption Right and if the Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Partnership Units.  If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Partner in redemption of its Partnership Units, and the Partner shall contribute the excess of the Withheld Amount over the Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

(g)           Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights (including the rights granted to the Holloway Group by Section 8.04(c)) as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under section 7704 of the Code.

8.05        Registration.  Subject to the terms of any agreement between the General Partner and one or more Limited Partners with respect to Partnership Units held by them, including, without limitation, the Registration Rights Agreement, dated July 27, 2004, as amended, by and among the Company, the Partnership, GMH Communities GP, LLC, Gary M. Holloway and Vornado Realty, L.P., and the Registration Rights Agreement, dated October    , 2004, by and among the Company and FW Military Housing LLC:

(a)           Shelf Registration of the Common Stock.  Effective as of such date as the Company becomes eligible to use a registration statement on Form S-3 for the registration of securities under the Securities Act (the “S-3 Eligible Date”), the Company shall file with the Commission a shelf registration statement under Rule 415 of the Securities Act (a “Registration Statement”), or any similar rule that may be adopted by the Commission, covering (i) the issuance of the Common Shares issuable upon redemption of the Partnership Units

(“Redemption Shares”) and/or (ii) the resale by the holder of the Redemption Shares, such Registration Statement to be filed as follows:

(A) within six months following the S-3 Eligible Date with respect to Partnership Units issued prior to the S-3 Eligible Date; and

(B) within nine months following the date Partnership Units are issued with respect to Partnership Units issued on or after the S-3 Eligible Date;

provided, however, that only two such Registration Statements are required to be filed by the Company in any 12-month period.  In connection therewith, the Company will:

(i) use its reasonable best efforts to have such Registration Statement declared effective as soon as reasonably practicable;

(ii) furnish to each holder of Redemption Shares such number of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

(iii) register or qualify the Redemption Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the General Partner shall not be required to (A) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (B) qualify as a dealer in securities; and

(iv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

The Company further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for such Registration Statement.  Each Limited Partner agrees to furnish to the Company, upon request, such information with respect to the Limited Partner as may be required to complete and file the Registration Statement.

In connection with and as a condition to the Company’s obligations with respect to the filing of a Registration Statement pursuant to this Section 8.05, each Limited Partner agrees with the Company that:

(i)            it will not offer or sell its Redemption Shares until (A) such Redemption Shares have been included in a Registration Statement and (B) it has received copies of a prospectus, and any supplement or amendment thereto, as contemplated by Section 8.05(a) hereof, and receives notice that the Registration Statement covering such Redemption Shares, or any post-effective amendment thereto, has been declared effective by the Commission;

(ii)           if the Company determines in its good faith judgment, after consultation with counsel, that the use of the Registration Statement, including any post-effective amendment thereto, or the use of any prospectus contained in such Registration Statement would require the disclosure of important information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of each Limited Partner to offer, sell or distribute its Redemption Shares pursuant to such Registration Statement or prospectus or to require the Company to take action with respect to the registration or sale of any Redemption Shares pursuant to a Registration Statement (including any action contemplated by this Section 8.05) will be suspended until the date upon which the Company notifies such Limited Partner in writing (which notice shall be deemed sufficient if given through the issuance of a press release) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period; and

(iii)          in the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan), each Limited Partner will agree, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any REIT Shares (or any option or right to acquire REIT Shares) during the period commencing on the 10th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering or, if such offering shall be a “take-down” from an effective shelf registration statement, the 10th day prior to the expected commencement date (which date shall be stated in such notice) of such offering, and ending on the date specified by such managing underwriter in such written request to the Limited Partners; provided, however, that no Limited Partner shall be required to agree not to effect any offer, sale or distribution of its Redemption Shares for a period of time that is longer than the greater of 90 days or the period of time for which any senior executive of the Company is required so to agree in connection with such offering.  Nothing in this paragraph shall be read to limit the ability of any Limited Partner to redeem its Partnership Units for REIT Shares in accordance with this Agreement.

(b)           Listing on Securities Exchange.  If the Company shall list or maintain the listing of any REIT Shares on any securities exchange or national market system, it will, at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(c)           Registration Not Required.  Notwithstanding the foregoing, the Company shall not be required to file or maintain the effectiveness of a registration statement relating to Redemption Shares after the earlier of (i) the first date upon which, in the opinion of counsel to the Company, all of the Redemption Shares covered thereby could be sold by the holders thereof in any period of three months pursuant to Rule 144 under the Securities Act, or any successor rule thereto or (ii) the second anniversary of the effective date of the Registration Statement.

(d)           Allocation of Expenses.  The Partnership shall pay all REIT Expenses; provided, however, the Partnership shall not be liable for (i) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (ii) any fees or expenses incurred by holders of Redemption Shares in connection with such registration that, according to the written instructions of any regulatory authority, the Partnership is not permitted to pay.

(e)           Indemnification.

(i)            In connection with the Registration Statement, the Company and the Partnership agree to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the Company by the Limited Partner of the holder for use therein.  The Company and each officer, director and controlling person of the Company shall be indemnified by each Limited Partner or holder of Redemption Shares covered by the Registration Statement for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement or any omission, or alleged omission, based upon information furnished to the Company by the Limited Partner or the holder for use therein.

(ii)           Promptly upon receipt by a party indemnified under this Section 8.05(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.05(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.05(e) unless such failure shall materially adversely affect the defense of such action.  In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party.  The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnified party shall have the right to separate counsel and the indemnifying party shall pay the reasonable fees and expenses of such separate counsel).  No indemnifying party shall be liable for any settlement entered into without its consent.

(f)            Contribution.

(i)            If for any reason the indemnification provisions contemplated by Section 8.05(e) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.05(f), the “Indemnifying Party”) in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 8.05(f), the “Indemnified Party”) as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.05(f) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

The contribution provided for in this Section 8.05(f) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

ARTICLE IX

TRANSFERS OF PARTNERSHIP INTERESTS

9.01        Purchase for Investment.

(a)           Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Interests is made as a principal for such Limited Partner’s account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)           Subject to the provisions of Section 9.02, each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner’s Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above.

9.02        Restrictions on Transfer of Partnership Interests.

(a)           Subject to the provisions of Sections 9.02(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner’s Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)           No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.05 below) of all of such Limited Partner’s Partnership Units pursuant to this Article IX or pursuant to a redemption of all such Limited Partner’s Partnership Units pursuant to Section 8.04.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)           Subject to Sections 9.02(d), (e) and (f) below, a Limited Partner may Transfer all or any portion of such Limited Partner’s Partnership Units, with the consent of the General Partner, which consent shall not be unreasonably withheld, to the transferee in an Exempt Transfer.  The term “Exempt Transfer” shall mean a transfer by a Limited Partner to such Limited Partner’s (i) parent or parent’s spouse, (ii) spouse, (iii) natural or adopted descendant or descendants, (iv) spouse of descendant, (v) brother or sister, (vi) trust created by such Limited Partner for the primary benefit of such Limited Partner and/or any such persons described in (i) through (v) above of which trust such Limited Partner or any such person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a Trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above or (viii) if the Limited Partner is an entity, its beneficial owners.

(d)           No Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)           No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)            Any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g)           Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.03        Admission of Substitute Limited Partner.

(a)           Subject to the other provisions of this Article IX, an assignee of the Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(i)            The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, a revised Schedule A setting forth the allocation of the Partnership Units among the Partners, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)           To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)          The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

(iv)          If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)           The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

(vi)          The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)         The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)           For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)           The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04        Rights of Assignees of Partnership Interests.

(a)           Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)           Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.05        Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.  The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of such Limited Partner’s estate or, if such Limited Partner dies, such Limited Partner’s executor, administrator or trustee, or, if such Limited Partner is finally adjudicated incompetent, such Limited Partner’s committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06        Joint Ownership of Interests.  A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common.  The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death.  Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01      Books and Records.  At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including:  (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act.  Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02      Custody of Partnership Funds; Bank Accounts.

(a)           All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)           All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds.  The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03      Fiscal and Taxable Year.  The fiscal and taxable year of the Partnership shall be the calendar year.

10.04      Annual Tax Information and Report.  Within a reasonable time after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.05      Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)           The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code.  As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner.  The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as

Tax Matters Partner shall constitute Partnership expenses.  In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)           All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)           In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties (if such election has not already been made).  Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement.  Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.06      Reports to Limited Partners.

(a)           If the Company is required to furnish an annual report to its shareholders containing financial statements of the Company or the Partnership, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner.  The annual financial statements shall be audited by accountants selected by the General Partner.

(b)           Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

ARTICLE XI

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement.  The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of a Majority in Interest (other than the Company or any Subsidiary of the Company):

(a)           any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners;

(b)           any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(c)           any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(d)           any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

(e)           any amendment to this Article XI.

and provided further, however, that, the consent of Limited Partners holding more than a Majority in Interest shall be required in the case of (i) the merger or the consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation, or (ii) the sale of all or substantially all of the assets of the Partnership; and provided further, that the General Partner without the consent of the Limited Partners, may cause (i) the merger or consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) the sale of all or substantially all of the assets of the Partnership in a transaction pursuant to Section 7.01(b) or (c) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XI..

ARTICLE XII

GENERAL PROVISIONS

12.01      Notices.  All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in the books and records of the Partnership for each such Partner; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address.  Notices to the Partnership shall be delivered at or mailed to its specified office in Section 2.1 or as may otherwise be located.

12.02      Survival of Rights.  Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.03      Additional Documents.  Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.04      Severability.  If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.05      Entire Agreement.  This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.06      Pronouns and Plurals.  When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.07      Headings.  The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.08      Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.09      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of its conflicts of laws principles.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Agreement of Limited Partnership, all as of the 2nd day of November, 2004.

GENERAL PARTNER

GMH Communities GP Trust, a Delaware trust

By:
Name:
Title:

LIMITED PARTNERS

GMH Communities Trust

By:
Name:
Title:

Gary M. Holloway

FW Military Housing LLC

By:	FW Carson Manager, LLC,
managing member

By:
Name:
Title:

Vornado Realty L.P.

By:	Vornado Realty Trust,
its general partner

By:
Name:
Title:

Denise Hubley

James W. Kirby

Austin Repetto

Joseph Macchione

Ken Aspis

Candee Evelhoch

Don Blair

Christopher Williams

Richard C. Taylor

Bruce F. Robinson

John DeRiggi

Miles Orth

Joseph Coyle

Gary M Holloway, Jr.

Frank Tropea, III

Robert DiGiuseppe

COMPANY

GMH Communities Trust

By:
Name:
Title:

Collge Park Management, Inc.

By:
Name:
Title:

GMH Business Support, Inc.

By:
Name:
Title:

GHTomed, Ltd.

By:
Name:
Title:

GMH Associates, Inc.

By:
Name:
Title:

Corporate Flight Services, Inc.

By:
Name:
Title:

GH 353 Associates, Inc.

By:
Name:
Title:

LVWD, Ltd.

By:
Name:
Title:

Vornado CCA Gainesville, L.L.C.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.04 of the Second Amended and Restated Agreement of Limited Partnership (the “Agreement”) of GMH Communities, LP, the undersigned hereby irrevocably (i) presents for redemption                          Partnership Units in GMH Communities, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner and the Company deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ,

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

EXHIBIT B

For Redeeming Limited Partners that are entities:

CERTIFICATION OF NON-FOREIGN STATUS

Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition.  To inform GMH Communities, LP (the “Partnership”) that no withholding is required with respect to the redemption by                         (“Partner”) of its units of limited partnership interest in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.             Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.             Partner is not a disregarded entity as defined in Proposed Treasury Regulations section 1.1445-2(b)(2)(iii).

2.             The U.S. employer identification number of Partner is                               .

3.             The principal business address of Partner is:                                                                                                                                                                                           and Partner’s place of incorporation is                                .

4.             Partner agrees to inform the General Partner of the Partnership if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

5.             Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER

By:
Name:
Its:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:	[NAME]

Title

For Redeeming Limited Partners that are individuals:

CERTIFICATION OF NON-FOREIGN STATUS

Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition.  To inform GMH Communities, LP (the “Partnership”) that no withholding is required with respect to my redemption of my units of limited partnership interest in the Partnership, I,                      , hereby certify the following:

1.             I am not a nonresident alien for purposes of U.S. income taxation.

2.             My U.S. taxpayer identification number (social security number) is                                   .

3.             My home address is:                                                                                                                                         .

4.             I agree to inform the General Partner of the Partnership promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.             I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:
Name: